                                                                      Exhibit 11



     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post Effective Amendment No. 11 to the Registration Statement No. 33-66864 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 10, 1999 and February 16, 1999 appearing in the Prospectuses, which are part of such Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectuses.



     DELOITTE & TOUCHE LLP
     Boston, Massachusetts
     April 26, 1999